Exhibit (j) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Information" in the Prospectus and "Who Manages and Provides Services to the Funds?" in the Statement of Additional Information in Post-Effective Amendment Number 39 to the Registration Statement(Form N-1A Number 811-5514) and to the incorporation by reference of our reports dated June 11, 1999 with respect to the financial statements included in the Annual Reports to Shareholders of the Vision Group of Funds, Inc. (comprising, respectively, Vision U.S. Government Securities Fund, Vision New York Municipal Income Fund, Vision Equity Income Fund, Vision Growth and Income Fund, Vision Capital Appreciation Fund, Vision Money Market Fund, Vision Treasury Money Market Fund, and Vision New York Tax-Free Money Market Fund), dated October 20, 1999.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 20, 1999